INDEPENDENT AUDITOR'S CONSENT

We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated May 27, 1994 and our statement dated September 25, 1996 in the Registration Statement (Form S-1) and the related Prospectus of Roadhouse Grill, Inc. for the registration of its Common Stock.

Plantation, Florida
November 5, 1996

                                               /s/ STARK & BENNETT, P.A.
                                               --------------------------------
                                               Stark & Bennett, P.A.